UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	EIN 30-0687898
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

 On February 26, 2019, Corindus Vascular Robotics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) by and between the Company and the purchaser named therein (the “Investor”) and closed a private placement consisting of the sale of 10,872,716 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), at a price of $1.3796 per share (the “Financing”), for gross proceeds of approximately $15 million. The net proceeds are expected to be approximately $14.8 million. The Company expects to use the proceeds for general corporate purposes. Certain investors in the Company’s previously disclosed March 2018 financing have preemptive rights. The Shares, as well as any additional shares of Common Stock issued to any existing shareholder who exercises their preemptive rights, are subject to a contractual six-month lock-up.

In connection with the Financing, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor requiring the Company to register the resale of the Shares. Under the Registration Rights Agreement, the Company will be required to prepare and file a registration statement with the Securities and Exchange Commission within 90 days of the closing of the Financing, and to use commercially reasonable efforts to have the registration statement declared effective within 180 days of the closing of the Financing.

The Shares were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. The Investor represented that it is an accredited investor and that it is acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Common Stock of the Company.

The foregoing are only brief descriptions of the material terms of the Purchase Agreement and the Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits. A copy of the press release announcing the Financing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated February 26, 2019, by and between the Company and the Investor named therein.
10.2	Form of Registration Rights Agreement, dated February 26, 2019, by and between the Company and the Investor named therein.
99.1	Press Release of Corindus Vascular Robotics, Inc., dated February 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 27, 2019	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
	Name:	David W. Long
	Title:	Chief Financial Officer